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                               CONSENT OF COUNSEL



                  We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Prospectus that is included in Post-Effective Amendment No. 6 to the Registration Statement (No. 33-46593) on Form N-1A under the Securities Act of 1933, as amended, and Post-Effective Amendment
No. 7 to the Registration Statement (No. 811-6578) on Form N-1A under the Investment Company Act of 1940, as amended, of The
Glenmede Portfolios. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration
Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                                     /s/ Drinker Biddle & Reath
                                                     --------------------------
                                                          DRINKER BIDDLE & REATH



Philadelphia, Pennsylvania

December 21, 1995